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              FOR RELEASE: JUNE 28, 2001 -- 5:00 P.M.

              INVESTOR CONTACT:          INVESTOR CONTACT:    MEDIA CONTACT:
              Peggy Jo Toth              Todd A. Fromer       KERRI BUDDE
              248-644-0500 ext. 2873     KCSA                 248-554-6532
              vsih@vsi-hq.com            212-682-6300         kbudde@vsi-hq.com
                                         tfromer@kcsa.com


         VSI HOLDINGS, INC. ANNOUNCES RESPONSE TO SPX CORPORATION CLAIMS


BLOOMFIELD HILLS MICHIGAN, JUNE 28, 2001 -- VSI Holdings, Inc. (AMEX: VIS) disclosed today that it has delivered a letter to SPX Corporation (NYSE: SPW) to the effect that, based on VSIH's investigations to date, it has concluded that SPX is not entitled to terminate their Merger Agreement.

         On March 24, 2001, SPX and VSIH entered into a Merger Agreement pursuant to which SPX would acquire VSIH. On May 8, 2001, SPX delivered a notice to VSIH stating SPX's intention to terminate the agreement if certain conditions were not reasonably cured or possible to cure. On the same date, VSIH announced that it would investigate SPX's claims.

         VSIH's investigation has concluded that the claims in the SPX notice arise out of changes in VSI Holdings' financial condition resulting from general business and economic conditions. Accordingly, VSI Holdings has concluded that the changes do not constitute a "Company Material Adverse Effect" as defined in the Merger Agreement and SPX is therefore not entitled to terminate the Merger Agreement on those bases.

         VSIH has requested that SPX withdraw its notice and that the parties proceed toward closing the merger. VSIH Holdings has also given notice to SPX of its extension of the closing deadline set forth in the Merger Agreement.

         There is no assurance that the transaction contemplated by the Merger Agreement will close.

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VSIH RESPONSE TO SPX - PAGE 2


ABOUT VSI HOLDINGS, INC.

         VSI Networks provide customer relationship management services, Internet/Intranet communications, education and training, and edutainment/entertainment. The Company employs over 1,000 professionals through its Networks and offers integrated marketing services using a wide range of technology-driven alternatives.

         The spectrum of services of the Networks include concept development through implementation of Web-based offerings including seamless CRM/e-commerce integration, customer interaction center and back-end fulfillment; long-form cable programming; interactive satellite-driven and Web-based education and e-learning; integrated logistics and distribution; database management; site-based marketing and touring events. The Internet address for VSI Holdings, Inc.'s home page is www.vsiholdings.com.

         Certain statements in this report and in the press release included as an exhibit to this report are forward looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements involve a number of risks, uncertainties, and other factors including potential changes in market conditions that could cause actual results to differ materially. Please refer to the Company's filings with the Securities and Exchange Commission for a discussion of certain important factors that relate to forward looking statements contained herein. Although the Company believes that the expectations reflected in any such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

         A registration statement on Form S-4, as amended (Registration No. 333-59050), has been filed by SPX with the Securities and Exchange Commission regarding the proposed merger of VSIH into SPX Corporation. You are urged to read the registration statement and the documents included or incorporated by reference therein, because they contain important information regarding the merger and the legal rights of security holders. SPX's registration statement, as well as other documents filed by SPX and VSIH with the SEC, are available from the SEC's website (http:/www.sec.gov). These documents are also available without charge upon request to either:

VSI HOLDINGS CONTACTS:

Peggy Jo Toth
248-644-0500 ext. 2873
vsih@vsi-hq.com

Kerri Budde
248-554-6532
kbudde@vsi-hq.com

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